Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone Number: 617-969-9192 Email: globalscape@corporateink.com

GLOBALSCAPE® OFFERS HIGH AVAILABILITY MANAGED FILE TRANSFER SOLUTION

New Active-Active High Availability Deployment Option for Globalscape’s EFT™ Platform Maximizes Uptime for Critical Data Transfer Systems

SAN ANTONIO, TX – April 28, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, is slated to release version 7 of their Enhanced File Transfer™ (EFT) managed file transfer platform during the first week of July. EFT version 7 introduces next-generation features, including support for active-active high availability (HA) architectures, expanded PCI DSS version 3.0 facilitation, and a greatly enhanced Web Transfer Client (WTC) leveraging HTML5 technology.

EFT’s active-active HA architecture provides:

•	Scalability: EFT enables organizations to scale their file transfer services as their business grows.

•	Business Continuity: Active-active redundancy provides uninterrupted service in the case of unexpected outages on one or more nodes.

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Efficiency: The EFT active-active configuration is easier to maintain utilizing available hardware, and offers maintenance flexibility for patching and upgrading systems without going offline. Additionally, existing disparate hardware can be used, providing potential cost-savings over active-passive cluster configurations.

IT administrators are under considerable pressure to deliver near-continuous uptime for critical systems. When planned or unplanned outages occur, organizations can experience a loss of customers, revenue, and critical data.

EFT version 7 works with industry-standard software or hardware-based load balancers to create an active-active HA environment. Administrators can manage the entire HA cluster through a single administrative instance, no matter how many nodes are present.

EFT version 7 running in active-active mode offers a level of scalability unmatched in the industry. EFT version 7 with active-active mode enabled, supports greater capacity and event processing workloads, and ensures spikes in traffic can be processed more efficiently, so that organizations can maintain uptime of their critical systems.

“Building on EFT’s legacy of high performance, we’re proud to introduce horizontal scaling as an active-active, highly available deployment option in version 7,” said Robert Oslin, EFT product manager. “Organizations will be able to move massive amounts of data and maintain the critical uptime their business requirements demand.”

A Secure, Compliant Solution
The EFT version 7 release includes other notable updates to improve performance and its enhanced, military-grade protection including updates to security components, such as PGP and AS2.

In November of 2013, the PCI Security Standards Council released the third iteration of PCI DSS. With the release of version 7, EFT meets the necessary requirements as a solution to facilitate PCI DSS version 3.0 compliance.

Other feature updates include the addition of HTML5 support for the EFT WTC. HTML5 support provides a rich upload/download experience using a web browser, and provides customers an alternative to the WTC’s legacy reliance on the Java Runtime Environment (JRE).

Globalscape to Exhibit at Infosecurity Europe 2014

Globalscape will be exhibiting at Infosecurity Europe 2014—Europe’s largest information security event—from April 29–May 1, 2014, at Earls Court in London, United Kingdom. The greatest minds in the industry meet to discuss the latest trends and threats at the event.  In addition, Globalscape will host a roundtable discussion with IT professionals and customers in London on April 28 that will include topics pertaining to security and availability of critical systems.

Stop by Stand K60 to speak to a solution specialist about Globalscape’s innovative high availability managed file transfer solution. In the meantime, to learn more about EFT, contact a Globalscape solution specialist at 1-800-290-5054 (USA & Canada) or 1-210-308-8267 (Worldwide) or visit http://www.globalscape.com/mft/high-availability.aspx.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.